                      As filed with the Securities and Exchange Commission on March 30, 2005

                                                                                Registration No.  ___________

                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-3
                                              Registration Statement
                                                       under
                                            The Securities Act of 1933

     Southern California Edison Company                    California                             95-1240335
                 SCE Trust I                                Delaware                              95-7104035
                SCE Trust II                                Delaware                              95-7104036
                SCE Trust III                               Delaware                              59-7250058
  (Exact name of registrant as specified in      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
                its charter)                     incorporation or organization)

                                             2244 Walnut Grove Avenue
                                            Rosemead, California 91770
                                                   626-302-1212
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                 Michael A. Henry
                                                     Attorney
                                      2244 Walnut Grove Avenue (P.O. Box 800)
                                            Rosemead, California 91770
                                                   626-302-4328
                        (Name, address, including zip code, and telephone number, including area code, of agent for service)

      Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement as determined by market conditions.

      If the only  securities  being  registered  on this form are being  offered  pursuant to dividend or interest reinvestment plans, check the following box.
                                              ------

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.    X
                                                                   -----

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                 ------

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                  ------

Page

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                          CALCULATION OF REGISTRATION FEE
---------------------------------------- ---------------------- ----------------------------------- ---------------------
   Title of each class of securities         Amount to be           Proposed maximum aggregate           Amount of
          to be registered(1)             registered(1)(2)(3)          offering price(3)(4)         registration fee(5)
---------------------------------------- ---------------------- ----------------------------------- ---------------------
First and Refunding Mortgage Bonds
---------------------------------------- ---------------------- ----------------------------------- ---------------------
Debt Securities
---------------------------------------- ---------------------- ----------------------------------- ---------------------
$100 Cumulative Preferred Stock and
Cumulative Preferred Stock
---------------------------------------- ---------------------- ----------------------------------- ---------------------
Preference Stock
---------------------------------------- ---------------------- ----------------------------------- ---------------------
Preferred Securities of SCE Trust I,
SCE Trust II and SCE Trust III (6)
---------------------------------------- ---------------------- ----------------------------------- ---------------------
Guarantees of Preferred Securities of
SCE Trust I, SCE Trust II and SCE
Trust III by Southern California
Edison Company (6)
---------------------------------------- ---------------------- ----------------------------------- ---------------------
Total                                       $2,575,000,000                $2,575,000,000                     $0
---------------------------------------- ---------------------- ----------------------------------- ---------------------

(1)   An indeterminate principal amount or number of first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock, preference stock and guarantees of Southern
      California Edison Company and of preferred securities of SCE Trust I, SCE Trust II and SCE Trust III as may
      from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed
      $2,575,000,000.  Debt securities or preferred stock may be issued and sold to SCE Trust I, SCE Trust II and
      SCE Trust III, in which event such securities may later be distributed to the holders of preferred securities.
(2)   In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $2,575,000,000.
(3)   This amount represents the principal amount of any first and refunding mortgage bonds or debt securities issued at their principal amount, the issue price of any first and refunding mortgage bonds or debt securities issued at an original issue discount, and the issue price of any $100 cumulative preferred stock, cumulative preferred stock, preference stock and preferred securities, together with related guarantees.
(4)   Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) under the Securities Act of 1933.  Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(5)   Calculated in accordance with Rule 457(o) and Rule 429(b) under the Securities Act of 1933.  There are carried forward into this registration statement $2,575,000,000 aggregate initial offering price of securities registered under Registration No. 333-121192.  No additional securities are being registered hereby.  Accordingly, no registration fee is due.
(6)   Includes the rights of holders of the preferred securities under the guarantees of preferred securities and back-up undertakings, consisting of obligations by Southern California Edison Company, as set forth in the trust agreement, the applicable indenture and any supplemental indenture thereto, in each case as further described in this registration statement.  No separate consideration will be received for any guarantees or back-up undertakings.

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED IN THIS REGISTRATION
STATEMENT CONSTITUTES A COMBINED PROSPECTUS AND ALSO RELATES TO $2,575,000,000 OF SECURITIES PREVIOUSLY
REGISTERED BUT REMAINING UNISSUED UNDER REGISTRATION NO. 333-121192.

Page

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                                    PROSPECTUS

                                                  $2,575,000,000

                                        SOUTHERN CALIFORNIA EDISON COMPANY

 First and Refunding Mortgage Bonds, Debt Securities, $100 Cumulative Preferred Stock, Cumulative Preferred Stock,
                                          Preference Stock and Guarantees

                                                    SCE TRUST I
                                                   SCE TRUST II
                                                   SCE TRUST III

                       Preferred Securities Guaranteed by Southern California Edison Company
                                         (to the extent described herein)
                                                 ------------------

         The securities may be offered and sold from time to time in one or more offerings up to an aggregate amount of $2,575,000,000.  This prospectus provides you with a general description of the securities that may be offered.

         Each time securities are sold, a supplement to this prospectus that contains specific information about the offering and the terms of the securities will be provided.  The supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and any supplement for the specific offering before you invest in any of the securities.

         The securities may be sold to or through underwriters, dealers or agents or directly to other purchasers.  A prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, the principal amounts of securities to be purchased by them, and the compensation they will receive.

         Southern California Edison Company may offer and sell first and refunding mortgage bonds, debt securities, $100 cumulative preferred stock, cumulative preferred stock, preference stock and guarantees of preferred securities.

         SCE Trust I, SCE Trust II and SCE Trust III may offer and sell preferred securities, guaranteed by
Southern California Edison Company to the extent described herein.
                                                --------------------

         This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
                                                --------------------

                                  The date of this Prospectus is __________, 2005

44

                                               ABOUT THIS PROSPECTUS

        This prospectus is provided by Southern California Edison Company, SCE Trust I, SCE Trust II and SCE
Trust III.  In this prospectus, Southern California Edison Company is sometimes referred to as "Southern
California Edison" or by the terms "we," "us" and "our."  SCE Trust I, SCE Trust II and SCE Trust III are
sometimes referred to together as the "trusts" or each separately as a "trust."  We refer to the $100 cumulative preferred stock and cumulative preferred stock together as "preferred stock."

        This prospectus is part of a "shelf" registration statement filed with the United States Securities and
Exchange Commission.  By using a shelf registration statement, we and the trusts may sell up to an aggregate of
$2,575,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings.  This prospectus only provides you with a general description of the securities that we and the trusts may offer.  Each time we and/or the trusts sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities.  The supplement may also add, delete, update or change information contained in this prospectus.  You should rely on the information in the applicable supplement if this prospectus and the supplement are inconsistent.  Before purchasing any securities, you should carefully read both this prospectus and any applicable supplement, together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement.  Neither we nor the trusts have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.
Neither we nor the trusts will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any supplement is accurate only as of the dates on their covers.  Our business, financial condition, results of operations and prospects may have changed since that date.

                                            FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying supplement and the additional information described under the heading
"Where You Can Find More Information" may contain forward-looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.  These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, relying on information currently available to our management.
When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," or similar expressions, we are making forward-looking statements.  Forward-looking statements include the information concerning possible or assumed future results of operations set forth under the headings "Business"
and "Management's Discussion and Analysis of Financial Condition and Results of Operations" or similar headings in our Annual Report on Form 10-K and our Current Reports on Form 8-K incorporated by reference into this prospectus.

        Forward-looking statements are not guarantees of performance.  Our future results and shareholder value may differ materially from those expressed in these forward-looking statements.  Many of the factors that will determine these results and value are beyond our ability to control or predict.  These statements are necessarily based upon various assumptions involving judgments about the future including, among others, our ability to achieve revenue growth, national, international, regional and local economic, competitive and regulatory conditions and developments, technological developments, capital market conditions, inflation rates, interest rates, energy markets, weather conditions, regulatory and legal decisions, the pace of deregulation of retail electricity, the timing and extent of changes in commodity prices for oil, natural gas and electricity, the timing and success of business development efforts, new or increased environmental liabilities, and other uncertainties.  We and the trusts caution you not to put undue reliance on any forward-looking statements.  For those statements, we and the trusts claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        You should also consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement.

                                        SOUTHERN CALIFORNIA EDISON COMPANY

        Southern California Edison is an investor-owned electric utility company, providing retail electric service to 4.5 million business and residential customers over a 50,000 square mile service area in coastal, central, and southern California, excluding the City of Los Angeles and certain other cities.  We own and operate transmission and distribution facilities and hydroelectric, coal, and nuclear power plants for the purpose of serving our customers' electricity needs.  In addition to power provided from our own generating resources, we procure power through long-term contracts from a variety of sources including other utilities, merchant generators, and other non-utility generators, including qualifying facilities.  Our customers also receive power purchased on their behalf through contracts signed by the California Department of Water Resources.  Based in
Rosemead, California, Southern California Edison was incorporated in California in 1909, and had assets of more than $23 billion at December 31, 2004.

         All of our common stock is owned by Edison International, a holding company with subsidiaries involved in both electric utility and non-electric utility businesses.  The mailing address and telephone number of our principal executive offices are P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.

                                                    THE TRUSTS

         Southern California Edison created three Delaware statutory trusts under three separate trust agreements.  The trusts are named SCE Trust I, SCE Trust II and SCE Trust III.  Southern California Edison plans to enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities.  Forms of the amended and restated trust agreements are filed as exhibits to the registration statement of which this prospectus is a part.

         Each trust will exist solely to:

o        issue and sell its preferred securities (representing undivided beneficial interests in the assets of the trust) to the public;

o        issue and sell its common securities (representing undivided beneficial interests in the assets of the trust) to Southern California Edison;

o        use the proceeds from the sale of its preferred and common securities to purchase a series of either
                Southern California Edison's subordinated debt securities or preferred stock;

o        distribute the cash payments it receives on the subordinated debt securities or preferred stock it owns to the holders of the preferred and common securities; and

o        engage in other activities that are necessary or incidental to these purposes.

         Southern California Edison will purchase all of the common securities of each trust.  The common securities will represent an aggregate liquidation amount equal to a percentage of each trust's total capitalization, as specified in a prospectus supplement.  The preferred securities will represent the remaining percentage of each trust's total capitalization.  The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities.  However, if Southern California
Edison defaults on the related subordinated debt securities or preferred stock, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to the similar amounts payable on the preferred securities.

         The preferred securities will be guaranteed by Southern California Edison as described later in this prospectus.

         Southern California Edison has appointed five trustees to conduct each trust's business and affairs:

o        JPMorgan Chase Bank, N.A., as the "property trustee;"

o        Chase Manhattan Bank USA, National Association, as the "Delaware trustee;" and

o        Three Southern California Edison officers or employees, as the "regular trustees."

         Except under certain limited circumstances, only Southern California Edison can remove or replace the trustees.  Southern California Edison also can increase or decrease the number of trustees.  The holders of preferred securities may have the ability to elect additional trustees in the event of a specified payment default.

         Southern California Edison will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except the respective trust's obligations under the related preferred and common securities.

         None of the trusts will have any independent operations.  Each trust exists solely for the reasons summarized above.

         The principal offices of each trust are located at 2244 Walnut Grove Avenue, Rosemead, California 91770,
and the telephone number of each trust is (626) 302-1930.

                                                  USE OF PROCEEDS

         Except as otherwise described in a prospectus supplement, we or the trusts, as applicable, intend for the net proceeds of the offered securities to be used by:

o        Southern California Edison to redeem, repay or retire outstanding debt or other securities, to finance construction expenditures, for other general corporate purposes, or to reduce short-term debt incurred to finance such activities; and

o        the trusts to purchase subordinated debt securities or preferred stock of Southern California Edison.

                         RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table sets forth the ratios of Southern California Edison's earnings to combined fixed charges and preferred stock dividends and to fixed charges, for each year in the five-year period ended
December 31, 2004:

                                                                        Year Ended December 31,
                                                                        -----------------------
                                                               2000      2001      2002     2003    2004
                                                               ----      ----      ----     ----    ----
          Ratio of Earnings to Combined Fixed Charges
             and Preferred Stock Dividends . . . . . . . .     (a)       5.87      4.02     3.63    4.16
             . . . . . .
          Ratio of Earnings to Fixed Charges . . . . . . .     (a)       6.15      4.21     3.81    4.40
          . . . . .

 (a) In the year ended December 31, 2000, earnings were inadequate to cover either combined fixed charges and preferred stock dividends or fixed charges alone.  An additional $3,083,698,000 in earnings would have been required to achieve a one-to-one ratio as to combined fixed charges and preferred stock dividends.  An additional $3,049,944,000 in earnings would have been required to achieve a one-to-one ratio as to fixed charges alone.

                                           DESCRIPTION OF THE SECURITIES

         The following is a general description of the terms and provisions of the securities we and/or the trusts may offer and sell by this prospectus in one or more distinct offerings.  These summaries are not meant to be a complete description of each security.  This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security.  The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.  For more information about the securities, please refer to:

o        the indenture between Southern California Edison and The Bank of New York, successor to Harris Trust and
         Savings Bank, and D.G. Donovan, successor to Pacific-Southwest Trust & Savings Bank, as trustees, dated as of October 21, 1923, as amended and supplemented, for the issuance of first and refunding mortgage bonds, which we refer to as the "first mortgage bond indenture" in this prospectus;

o        the indenture between Southern California Edison and The Bank of New York, successor to Harris Trust and
         Savings Bank, as trustee, dated as of January 15, 1993, for the issuance of senior debt securities, which we refer to as the "senior indenture" in this prospectus;

o        the indenture between Southern California Edison and JPMorgan Chase Bank, N.A., as trustee, for the issuance of subordinated debt securities, which we refer to as the "subordinated indenture" in this prospectus;

o        Southern California Edison's restated articles of incorporation, as amended, including the certificates of determination of preferences for outstanding series of preferred stock;

o        the amended and restated trust agreement of each trust, which we refer to as the "trust agreement" in this prospectus; and

o        the guarantee agreement between Southern California Edison and JPMorgan Chase Bank, N.A., as trustee, relating to Southern California Edison's guarantee of the preferred securities issued by each trust.

         We and the trusts have filed or incorporated by reference forms or copies of these documents as exhibits to the registration statement.  In this prospectus we sometimes refer to the senior indenture and subordinated indenture together as the "unsecured indentures" and each separately as an "unsecured indenture."  We refer to each trustee for each indenture as the "indenture trustee."  The first mortgage bond indenture and the unsecured indentures are governed by the Trust Indenture Act of 1939 and may be supplemented or amended from time to time.
The senior indenture and the subordinated indenture are substantially similar, but differ in some important respects.  The material differences between the senior indenture and the subordinated indenture are set forth in the description below under "Description of the Debt Securities."

                                      DESCRIPTION OF THE FIRST MORTGAGE BONDS

         The following description discusses the general terms and provisions of the first and refunding mortgage bonds that we may offer by this prospectus in one or more distinct offerings.  In this prospectus, we refer to the first and refunding mortgage bonds as "first mortgage bonds" or "bonds."  The first mortgage bonds will be an additional series of our secured debt securities created by resolution of our board of directors or the executive committee of the board, or by an action of one or more of our authorized officers, and will be issued under the first mortgage bond indenture, as amended and supplemented by supplemental indentures.

         The first mortgage bond indenture gives us broad authority to set the particular terms of each series of first mortgage bonds, including the right to modify certain of the terms contained in the first mortgage bond indenture.  The particular terms of a series of bonds and the extent, if any, to which the particular terms of the issue modify the terms of the first mortgage bond indenture will be described in the prospectus supplement relating to the bonds.

         The first mortgage bond indenture contains the full legal text of the matters described in this section.  Because this section is a summary, it does not describe every aspect of the first mortgage bonds or the first mortgage bond indenture.  This summary is subject to and qualified by all the provisions of the first mortgage bond indenture, including definitions of terms used in the first mortgage bond indenture.  Therefore, you should read carefully the detailed provisions of the first mortgage bond indenture, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus.  This summary also is subject to and qualified by the description in the applicable prospectus supplement of the particular terms of the first mortgage bonds and any applicable supplemental indenture.

General

         Before issuing each series of first mortgage bonds, we will specify the terms of that series through a board or executive committee resolution or officer action and a supplemental indenture.  The applicable prospectus supplement will contain a description of the following terms, among others, of each series of first mortgage bonds:

o        the title of the bonds;

o        any limit on the aggregate principal amount of the bonds of that series;

o        the price at which the bonds will be issued;

o        the date or dates on which principal will be payable or how to determine the dates;

o        the rate or rates or method of determining interest; the date or dates from which interest will accrue;
         the dates on which interest will be payable, which we refer to as the "interest payment dates;"
         and any record dates for the interest payable on the interest payment dates;

o        the place or places where payments on the bonds will be made;

o        any obligation or option on our part to redeem, purchase or repay bonds; any option of the holder to require us to redeem or repurchase bonds; and the terms and conditions upon which the bonds will be redeemed, purchased or repaid;

o        the denominations in which the bonds will be issued;

o        whether the bonds are to be issued in whole or in part in the form of one or more global bonds and, if so, the identity of the depositary for the global bonds;

o        whether the bonds are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

o        whether the bonds may be issued in the form of bearer securities or registered securities, or both, and provisions related thereto;

o        if bearer securities are issuable, the terms and conditions upon which (a) interest payments will be credited to the persons entitled to them, (b) interests in a temporary global bond may be exchanged for interests in a definitive global bond or for definitive bonds, and (c) interests in any definitive global bond may be exchanged for definitive bonds;

o        if other than United States dollars, the currency or currencies in which the bonds will be denominated and principal and interest will be payable;

o        any index used to determine the amount of payments of principal of and any premium and interest on the bonds;

o        any deletions, modifications or additions to the covenants or events of default provided for the bonds;

o        whether the bonds are subject to discharge and defeasance at our option; and

o        any other terms of the bonds.

Security

         The first mortgage bonds when issued, will, as to the security afforded by the first mortgage bond indenture, be secured equally and ratably with all other first mortgage bonds by a legally valid first lien or charge on substantially all of the property and franchises now owned by us (with exceptions and exclusions noted
below).  Such lien and our title to our properties are subject to the terms of franchises, licenses, easements, leases, permits, contracts and other instruments under which properties are held or operated, statutes and governmental regulations, liens for taxes and assessments, and liens of the indenture trustees.  In addition, such liens and our title to our properties are subject to other liens, prior rights and other encumbrances, none of which, with minor or insubstantial exceptions affects from a legal standpoint the security for the first mortgage bonds or our rights to use such properties in our business, unless the matters with respect to our interest in the Four Corners Generating Station and the related easement and lease referred to in the following paragraph may be so considered.

         Our rights and the rights of the indenture trustees in the Four Corners Generating Station in northern
New Mexico, located on land of the Navajo Nation under an easement from the United States and a lease from the
Navajo Nation, may be subject to possible defects, including possible conflicting grants or encumbrances not ascertainable because of the absence of or inadequacies in the applicable recording law and the record systems of the Bureau of Indian Affairs and the Navajo Nation, our possible inability to resort to legal process to enforce our rights against the Navajo Nation without Congressional consent, possible impairment or termination under certain circumstances of the easement and lease by the Navajo Nation, Congress, or the Secretary of the Interior,
and the possible invalidity of the Indenture lien against our interest in the easement, lease, and improvements at the Four Corners Generating Station.  We cannot predict what effect, if any, such possible defects may have on our interest in the Four Corners Generating Station.

         The first mortgage bond indenture provides that property hereafter acquired (other than excepted kinds noted below) will become subject to the lien of the first mortgage bond indenture.  Such property may be subject to prior liens and other encumbrances.

         Properties excepted from the lien of the first mortgage bond indenture include cash, accounts receivable, deposits, bills and notes, contracts, leases under which we are lessor, securities not specifically required to be pledged, office equipment, vehicles, and all materials, supplies and electric energy acquired or produced for sale, consumption or use in the ordinary conduct of business.

Special Trust Fund

         We are required to deposit in a special trust fund with The Bank of New York, as trustee, on each May 1 and November 1, cash equal to 1 1/2% (subject to redetermination by agreement between us and The Bank of New York, as trustee) of the aggregate principal amount of the first mortgage bonds and underlying bonds then outstanding
(excluding certain bonds and underlying bonds, such as bonds called for redemption), less certain amounts paid or credited in respect of underlying bonds.  The term "underlying bonds" is defined in the first mortgage bond indenture to mean any bonds or other evidence of indebtedness secured by property subsequently acquired by us.
Amounts in the special trust fund may, in general, be paid out for payment, redemption (at the redemption prices, including applicable premiums, set forth in the first mortgage bonds and subject to the limitation on refunding applicable to various series) or purchase of first mortgage or underlying bonds, or to reimburse us for the acquisition of certain additional properties.  The foregoing deposit requirement has not affected our cash flow,

because the cash deposited has been simultaneously offset by its payment to us to reimburse us for the acquisition of additional properties.  Thus, there currently are no funds on deposit in the Special Trust Fund.

Issue of Additional Bonds

         In general, additional Bonds, ranking equally and ratably with the first mortgage bonds, may be issued, subject to certain restrictions and requirements described below, in principal amounts equal to the lesser of (i)
the amount authorized under the net earnings test described below and (ii) the sum of the following:

a.       Certain bonds and underlying bonds acquired, redeemed or otherwise retired.

b.       Cash deposited to pay or redeem Bonds or underlying bonds.

c.       66?% of the net amount of additional property constructed or acquired by us and not theretofore used for other purposes under the first mortgage bond indenture, subject to certain restrictions.

d.       Cash deposited in an advance construction account with The Bank of New York, as trustee (in certain events with such trustee's consent), to be withdrawn to reimburse us for 66?% of unbonded additional property.

         As of December 31, 2004, the amount of first mortgage bonds acquired, redeemed or otherwise retired against which bonds might be issued under the first mortgage bond indenture pursuant to clause (a) above was approximately $505 million.  The net amount of additional property against which bonds might be issued under the first mortgage bond indenture pursuant to clause (c) above was approximately $12.5 billion, resulting in the ability to issue $8.3 billion of Bonds pursuant to clause (c) (i.e. $12.5 billion x .6666 = $8.3 billion).  The aggregate amount of bonds which we could issue under clauses (a) and (c) above would, if other conditions were met, be approximately $8.8 billion.  As of December 31, 2004, we had $4.4 billion of our first mortgage bonds outstanding (including the first mortgage bonds issued to secure $927 million of pollution control bonds and a
$700 million revolving credit facility).  In January 2005, we issued $650 million in principal amount of first mortgage bonds and used the proceeds to redeem outstanding first mortgage bonds.  In February 2005, we replaced our $700 million revolving credit facility with a $1.25 billion revolving credit facility which is secured by
$1.25 billion of first mortgage bonds.  In March 2005, we issued $203,460,000 of first mortgage bonds to secure payments under an installment sale agreement relating to the issuance of pollution control refunding bonds issued by the city of Farmington, New Mexico.

         Furthermore, in addition to the first mortgage bond indenture's bondable property requirement described in clause (c) above, the first mortgage bond indenture also provides that additional first mortgage bonds may not be issued unless our net earnings (as defined) for twelve months shall have been at least two and one-half (2.5x)
times our total annual first mortgage bond interest charge.  At December 31, 2004, under the net earnings test we could issue $11.7 billion of additional first mortgage bonds (based on net earnings for the year ended December
31, 2004).  Notwithstanding the net earnings requirement, additional first mortgage bonds may be issued under the provisions referred to in (a) and (b) above under some circumstances involving, among other things, issuance of bonds not bearing a higher interest rate than the bonds to be retired, issuance of bonds to pay or redeem bonds maturing within two years and issuance of bonds on the basis of acquisition, redemption or other retirement of underlying bonds.  Additional first mortgage bonds may not be issued under the provisions referred to in paragraphs (c) and (d) above during any period when indebtedness secured by a prior lien on acquired utility property has not been established as underlying bonds.

         Other than the security afforded by the lien of the first mortgage bond indenture and restrictions on the issuance of additional bonds described above, there are no provisions of the first mortgage bond indenture which afford holders of the first mortgage bonds protection against us increasing our ratio of total debt to total "bondable" assets.

Defaults and Other Provisions

         The first mortgage bond indenture provides that the following are defaults:

         o      default in payment of principal;

         o      default for 60 days in payment of interest or satisfaction of the special trust fund obligation;

         o      default under our covenants and conditions in the first mortgage bond indenture or in the bonds for 60 days after written notice by The Bank of New York, as trustee;

         o      certain acts of bankruptcy and certain events in bankruptcy, insolvency, receivership or reorganization proceedings; and

         o      our failure to discharge or stay within 60 days any judgment against us for the payment of money in excess of $100,000.

         A California court may not strictly enforce certain of our covenants contained in the first mortgage bond indenture or the first mortgage bonds or allow acceleration of the due date of the first mortgage bonds if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances.
However, we believe that acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the first mortgage bond indenture or the first mortgage bonds.

         The first mortgage bond indenture and the Trust Indenture Act of 1939 require us to file with an indenture trustee documents and reports with respect to the absence of default and compliance with the terms of the first mortgage bond indenture annually and upon the authentication and delivery of additional first mortgage bonds, the release of cash or property, the satisfaction and discharge of the first mortgage bond indenture, or any other action requested to be taken by an indenture trustee at our request.

         The holders of a majority in principal amount of outstanding first mortgage bonds may require the indenture trustees to enforce the lien of the first mortgage bond indenture upon the happening (and continuance for the prescribed grace period, if any) of any of the defaults referred to above, and upon the indemnification of the indenture trustees to their reasonable satisfaction.

Concerning the Trustees

         The Bank of New York and certain of its affiliates act as trustees for our senior debt securities and certain pollution control bonds issued on our behalf.  The Bank of New York also is the trustee under an indenture under which our parent, Edison International, may issue debt securities in the future.  We maintain bank deposits with The Bank of New York and may borrow money from the bank from time to time.

         Neither by the first mortgage bond indenture nor otherwise are the indenture trustees restricted from dealing in the first mortgage bonds as freely as though they were not indenture trustees.  However, the Trust
Indenture Act provides that if either indenture trustee acquires or has acquired a conflicting interest, as defined in the Trust Indenture Act, and a default under the first mortgage bond indenture occurs or has occurred, such indenture trustee must within 90 days following the default eliminate such conflict, cure the default or resign.  The Trust Indenture Act provides that an indenture trustee with an uncured conflict of interest will not be required to resign if it can show that the conflict will be cured or the default waived within a reasonable time and a stay of its duty to resign is not inconsistent with the interests of the holders of the outstanding bonds.  In certain cases, the first mortgage bond indenture and the Trust Indenture Act require an indenture trustee to share the benefit of payments received as a creditor after the beginning of the third month prior to a default.

Modification of the Indenture

         The holders of 80% in principal amount of all first mortgage bonds outstanding may authorize release of trust property, waive defaults and authorize certain modifications of the first mortgage bond indenture proposed by us and consented to by the indenture trustee.  However, our obligation to pay principal and interest will continue unimpaired; and such modifications may not include, among other things, modifications giving any bonds preference over other bonds or authorizing any lien prior to that of the first mortgage bond indenture.  In addition, modifications of rights of any series require the assent of the holders of 80% in principal amount of the bonds of such series.

Global Securities

         We may issue first mortgage bonds of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for individual certificates evidencing first mortgage bonds in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor.  We will describe the specific terms of the depositary arrangement for a series of first mortgage bonds in the prospectus supplement relating to that series.

                                        DESCRIPTION OF THE DEBT SECURITIES

         The following description discusses the general terms and provisions of the debt securities other than first mortgage bonds that we may offer by this prospectus in one or more distinct offerings.  We may issue the debt securities as senior debt securities or subordinated debt securities.  The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of Southern California
Edison.  The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of the senior debt of Southern California Edison, to the extent and in the manner set forth in the applicable prospectus supplement for the securities.  (See "Subordination" below.)

         At December 31, 2004, Southern California Edison had approximately $4.6 billion of senior secured indebtedness that effectively would rank senior to any senior debt securities and approximately $825 million of indebtedness that would be pari passu with any senior debt securities.  The amount of senior secured indebtedness included $3.7 billion of first mortgage bonds (including the first mortgage bonds issued to secure $927 million of pollution control bonds and excluding the first mortgage bonds issued to secure a $700 million revolving credit facility) and $739 million of rate reduction notes previously issued by or on behalf of Southern
California Edison.  As described above under "Description of the First Mortgage Bonds," the first mortgage bonds are issued under and secured by the first mortgage bond indenture, which creates a lien on substantially all the properties of Southern California Edison for the benefit of the holders of the first mortgage bonds.  The rate reduction notes are secured by a right to receive certain charges from electricity customers of Southern
California Edison.  The debt securities other than first mortgage bonds that we are offering by this prospectus are not secured by any assets or property of Southern California Edison.

         The unsecured indentures give us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indentures.  The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the unsecured indenture will be described in the prospectus supplement relating to the debt securities.

         Each unsecured indenture contains the full legal text of the matters described in this section.  Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture.
This summary is subject to and qualified by all the provisions of the applicable indenture, including definitions of terms used in any such indenture.  Therefore, you should read carefully the detailed provisions of the unsecured indentures, which we have incorporated by reference as exhibits to the registration statement that includes this prospectus.  This summary also is subject to and qualified by the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

         We may issue an unlimited amount of debt securities under each unsecured indenture in one or more series, up to the aggregate principal amounts that may be authorized by us from time to time.

         The debt securities will be unsecured obligations of Southern California Edison.

         Before issuing each series of debt securities, we will specify the terms of that series through a board resolution, officers' certificate or supplemental indenture.  The applicable prospectus supplement will contain a description of the following terms, among others, of each series of debt securities:

o        the title of the debt securities;

o        any limit on the aggregate principal amount of the debt securities of that series;

o        the price at which the debt securities will be issued;

o        the date or dates on which principal will be payable or how to determine the dates;

o        the rate or rates or method of determining interest; the date or dates from which interest will accrue;
         the dates on which interest will be payable, which we refer to as the "interest payment dates;"
         any record dates for the interest payable on the interest payment dates; and any special provisions for the payment of additional amounts with respect to the debt securities;

o        the place or places where payments on the debt securities will be made;

o        any obligation or option on our part to redeem, purchase or repay debt securities; any option of the holder to require us to redeem or repurchase debt securities; and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

o        any provision for deferral of interest payments;

o        the denominations in which the debt securities will be issued (if other than denominations of $1,000 and any integral multiple thereof);

o        whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

o        whether the debt securities may be issued in the form of bearer securities or registered securities, or both, and provisions related thereto;

o        if bearer securities are issuable, the terms and conditions upon which (a) interest payments will be credited to the persons entitled to them, (b) interests in a temporary global security may be exchanged for interests in a definitive global security or for definitive debt securities, and
         (c) interests in any definitive global security may be exchanged for definitive debt securities;

o        if other than United States dollars, the currency or currencies in which the debt securities will be denominated and principal and interest will be payable;

o        any index used to determine the amount of payments of principal of and any premium and interest on the debt securities;

o        any deletions, modifications or additions to the covenants or events of default provided for the debt securities;

o        whether the debt securities are subject to discharge and defeasance at our option; and

o        any other terms of the debt securities.

         In addition, we will set forth in the prospectus supplement for any offering of subordinated debt securities the following terms to the extent they are applicable:

o        any right to extend the interest payment periods;

o        whether the series of subordinated debt securities will be junior in right of payment to any other series; and

o        any changes in the subordination provisions of the subordinated indenture with respect to the series.

         We may also issue debt securities as original issue discount securities to be offered and sold at a substantial discount below their stated principal amount.  We will describe in a prospectus supplement the federal income tax consequences and other special considerations applicable to any original issue discount securities.

Form of Debt Securities

         We may issue the senior debt securities as registered securities, bearer securities or both.  We may issue the subordinated debt securities only as registered securities, unless we enter into a supplemental indenture that provides for bearer securities.  We also may issue the debt securities of a series in whole or in part in the form of one or more global securities, as described below under the heading "Global Securities."
Unless we specify otherwise in a prospectus supplement, registered securities denominated in United States dollars will be issued only in the denominations of $1,000 and any integral multiple thereof and bearer securities denominated in United States dollars will be issued only in denominations of $1,000, $10,000, and
$100,000.  All debt securities of any one series will be substantially identical except as to denomination and as otherwise provided by a board resolution, officer's certificate or supplemental indenture.  For any series of debt securities denominated in a foreign or composite currency, we will specify the denominations and any special
United States federal income tax and other related considerations in a prospectus supplement.  No service charge will be made for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

Payment of Debt Securities

         Registered Securities.  Unless we state otherwise in a prospectus supplement, we will make payments with respect to debt securities that are in registered form as follows:

o        We will pay interest on each interest payment date to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.  At our option, we may pay interest by mailing a check to each holder's registered address or by wire transfer to an account designated by the holder under an arrangement that is satisfactory to the indenture trustee and us.

o        We will pay principal of and any premium on registered securities at their stated maturity, upon redemption or when otherwise due, upon presentation of the debt securities at the corporate trust office of the respective indenture trustee in Chicago, Illinois, for senior debt securities, and
         New York, New York, for subordinated debt securities.

         Bearer Securities.  Unless we state otherwise in a prospectus supplement, we will make payments in the designated currency with respect to senior debt securities that are in bearer form as follows:

o        We will pay interest on each interest payment date only upon presentation of the coupon for the interest payment at a paying agency outside the United States designated by us.

o        We will pay principal of and any premium on bearer securities at their stated maturity, upon redemption or when otherwise due, upon presentation of the debt securities at a paying agency outside the
         United States designated by us.

o        At the option of a holder of bearer debt securities, we will also pay any principal, premium or interest by mailing a check or by wire transfer to an account with a bank located outside the United
         States.

         Unless we state otherwise in a prospectus supplement, we will not make any payment with respect to a bearer senior debt security within the United States (including payment at the corporate trust office of the indenture trustee or any other paying agency in the United States, by transfer to an account in the United
States, or by mail to an address in the United States), except if payment at all paying agencies outside the
United States is illegal or effectively precluded by exchange controls or other similar restrictions.  In that case, we will pay principal of and premium, if any, and interest on bearer senior debt securities in United
States dollars at the corporate trust office of the indenture trustee in Chicago, Illinois.

         Paying Agents.  In a prospectus supplement, we will name any paying agents other than the indenture trustee that we have initially appointed for a series of debt securities.  We may terminate the appointment of any of the paying agents at any time, except that we will maintain at least one paying agent in Chicago, Illinois for registered senior debt securities and at least one paying agent in a city outside the United States so long as any bearer senior debt securities are outstanding.  In addition, we will maintain a paying agent in London or
Luxembourg or any city outside the United States, if that is required by a stock exchange on which a series of senior debt securities is listed.

         Any money we provide to a paying agent for the payment of principal, premium or interest that remains unclaimed at the end of two years after the payment became due and payable will be repaid to us.  Thereafter, the holder of debt securities entitled to such payment must look only to us for payment.

Exchanges and Transfers of Debt Securities

         Subject to the provisions of the applicable indenture and prospectus supplement, you may exchange your debt securities (other than debt securities represented by a global security, except as set forth below) for other debt securities of the same series with the same interest rate, maturity and total principal amount, as described in this section.  You may have your debt securities divided or combined into smaller or larger authorized denominations.  If you hold bearer senior debt securities, you may exchange them (with the remaining coupons) for registered senior debt securities or other bearer senior debt securities, but the exchange must be made outside the United States.  If you hold registered securities, you may not exchange them for bearer securities.

         You may exchange or transfer your registered debt securities, other than debt securities represented by a global security, at the office of the indenture trustee or another transfer agent designated by us and named in a prospectus supplement.  We have appointed the indenture trustee to act as the security registrar for registering debt securities in the names of holders and transferring debt securities.  We may appoint, remove or add additional transfer agents and change their locations.  If we issue bearer debt securities, we will maintain a transfer agent outside the United States where they may be exchanged.  If you hold bearer senior debt securities, you may transfer them by delivering the certificate to the new holder.  There will be no service charge for transfer or exchange of your debt securities, but you may be required to pay for any related taxes and other governmental charges.

         In the event of any redemption, we are not required to:

o        issue, register the transfer of or exchange the debt securities during a period of 15 days before giving any notice of redemption;

o        register the transfer of or exchange any registered security selected for redemption in whole or in part, except the unredeemed portion of any registered security being redeemed in part;

o        exchange any bearer senior debt security selected for redemption, except that a bearer senior debt security may be exchanged for a registered senior debt security of the same series if the debt securities of the series are issuable as registered securities; or

o        register the transfer of or exchange any debt security if the holder of the debt security has expressed the right, if any, to require us to repurchase the debt security in whole or in part, except that portion of the debt security not required to be repurchased, provided that the debt security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of the indenture.

Redemption of Debt Securities

         We will set forth any terms for the redemption of debt securities in a prospectus supplement.  Unless we indicate differently in a prospectus supplement, and except for debt securities redeemable at the option of the registered holder, we may redeem debt securities upon notice by mail between 30 and 60 days before the redemption date.  If we choose to redeem less than all of the debt securities of any series or tranche of a series, the indenture trustee will select the debt securities to be redeemed.  The indenture trustee will choose a method of selection it deems fair and appropriate unless another method has been specified in accordance with the indenture.

         Debt securities will cease to bear interest on the redemption date.  We will pay the redemption price and any accrued interest once you surrender the debt security for redemption (along with any remaining coupons in the case of bearer senior debt securities).  If only part of a debt security is redeemed and you have surrendered the debt security, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge.

Global Securities

         We may issue debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series.  Global securities may be issued in either registered or bearer form and in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for individual certificates evidencing first mortgage bonds in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor.  We will describe the specific terms of the depositary arrangement for a series of debt securities in the prospectus supplement relating to that series.

Events of Default and Remedies for Senior Debt Securities

         This section contains descriptions of the events of default and remedies specified in the senior indenture for the senior debt securities.  The corresponding provisions for the subordinated debt securities, which differ in some material respects, are described in the next following section under the heading "Events of
Default and Remedies for Subordinated Debt Securities."

         Defaults.  An "event of default" under the senior indenture occurs with respect to any series of senior debt securities if:

o        we do not pay any installment of interest on senior debt securities of the series within 30 days of when it is due;

o        we do not pay principal or premium on any senior debt securities of the series when it is due;

o        we do not pay any sinking fund installment on senior debt securities of the series when it is due;

o        we remain in breach of any other covenant or agreement in the senior indenture for 60 days after receiving notice from the indenture trustee or the holders of 25 percent in principal amount of all the outstanding senior debt securities;

o        we fail to pay any indebtedness of more than $10,000,000 when it is finally due and do not fully cure the failure within 30 days after receiving of notice from the indenture trustee or the holders of
         25 percent in principal amount of all the outstanding senior debt securities; or

o        we file for bankruptcy or become subject to specified proceedings involving bankruptcy, insolvency or reorganization.

         An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.  We are required to file with the indenture trustee an annual officer's certificate indicating whether we are in default under the senior indenture.

         Acceleration.  If an event of default occurs and is continuing with respect to any series of senior debt securities, either the indenture trustee or the holders of 25 percent in principal amount of the senior debt securities of the series (or in the case of defaults described in the last three bulleted clauses under
"Defaults" above, the holders of 25 percent in principal amount of all the senior debt securities) may declare the principal amount of the senior debt securities of that series (or of all the senior debt securities, as the case may be) to be immediately due and payable.  After a declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of senior debt securities of that series or of all of the senior debt securities, as the case may be, may rescind and annul the acceleration if we have paid any past due payments of principal, premium or interest and met certain other conditions.  In certain cases, the holders of a majority in principal amount of the senior debt securities of any series or of all the senior debt securities, as the case may be, may waive any past default or event of default.

         Actions by Indenture Trustee and Holders.  The senior indenture contains the following provisions regarding the actions of the indenture trustee and the holders of the senior debt securities after an event of default:

o        The indenture trustee must give notice of a default to the holders of senior debt securities of the affected series within 90 days after a default occurs that is known to the indenture trustee, if the default is not cured or waived.  However, the indenture trustee may withhold the notice if it determines in good faith that it is in the interests of the holders to do so, except in the case of a default in the payment of principal, premium or interest.

o        Subject to its duty to act with the required standard of care during a default, the indenture trustee is entitled to be indemnified by the holders of the senior debt securities of a series before exercising any right or power under the senior indenture with respect to the series at the request of the holders.

o        No holder of senior debt securities of a series may institute proceedings to enforce the senior indenture except, among other things, where the indenture trustee has failed to act for 60 days after it has been given notice of a default and holders of 25 percent in principal amount of the senior debt securities of the series (or in the case of defaults described in the last three bulleted clauses under "Defaults" above, the holders of 25 percent in principal amount of all the senior debt securities) have requested the indenture trustee to enforce the senior indenture and offered reasonable indemnity to the indenture trustee.

o        Each holder of senior debt securities has an absolute and unconditional right to receive payment of principal, premium and interest when due and to bring a suit to enforce that right.

o        The holders of a majority in principal amount of the senior debt securities of a series or of all the senior debt securities, as the case may be, may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or exercising any trust or power conferred on it with respect to the senior debt securities of the series, as long as the direction does not conflict with any law or the senior indenture or expose the indenture trustee to personal liability.  The indenture trustee may take any other action it deems proper that is not inconsistent with the direction of the holders.

Events of Default and Remedies for Subordinated Debt Securities

         This section contains descriptions of the events of default and remedies specified in the subordinated indenture for the subordinated debt securities.  The corresponding provisions for the senior debt securities, which differ in some material respects, are described in the preceding section under the heading "Events of
Default and Remedies for Senior Debt Securities."

         Defaults.  An "event of default" under the subordinated indenture occurs with respect to any series of subordinated debt securities if:

o        we do not pay any installment of interest on subordinated debt securities of the series within 30 days of when it is due (following any deferral allowed under the terms of the subordinated debt securities and elected by us);

o        we do not pay principal or premium on any subordinated debt securities of the series when it is due;

o        we do not pay any sinking fund installment on subordinated debt securities of the series within 60 days of when it is due;

o        we remain in breach of any other covenant or agreement in the subordinated indenture for 90 days after receiving notice from the indenture trustee or the holders of 25 percent in principal amount of the outstanding subordinated debt securities of the series;

o        we file for bankruptcy or become subject to specified proceedings involving bankruptcy, insolvency or reorganization; or

o        any other event of default specified in the prospectus supplement occurs.

         An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.  We are required to file with the indenture trustee an annual officer's certificate indicating whether we are in default under the subordinated indenture.

         Acceleration.  If an event of default occurs and is continuing with respect to any series of subordinated debt securities, either the indenture trustee or the holders of 25 percent in principal amount of the subordinated debt securities of the series (or, if any subordinated debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in such securities)
may declare the principal amount of the subordinated debt securities of that series to be immediately due and payable.  After a declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due, the holders of a majority in principal amount of subordinated debt securities of that series may rescind and annul the acceleration if we have paid any past due payments of principal, premium or interest and met certain other conditions.  In certain cases, the holders of a majority in principal amount of the subordinated debt securities of all affected series, voting as one class, may waive any past default or event of default.

         Actions by Indenture Trustee and Holders.  The subordinated indenture contains the following provisions regarding the actions of the indenture trustee and the holders of the subordinated debt securities after an event of default:

o        The indenture trustee must give notice of a default to the holders of subordinated debt securities of the affected series as provided by the Trust Indenture Act.

o        Subject to its duty to act with the required standard of care during a default, the indenture trustee is entitled to be indemnified by the holders of the subordinated debt securities of a series before exercising any right or power under the subordinated indenture with respect to the series at the request of the holders.

o        No holder of subordinated debt securities of a series may institute proceedings to enforce the subordinated indenture except, among other things, where the indenture trustee has failed to act for 60 days after it has been given notice of a default and holders of 25 percent in principal amount of the subordinated debt securities of all affected series, considered as one class (or in the case of defaults in the payment of principal, premium or interest, an affected series) have requested the indenture trustee to enforce the subordinated indenture and offered reasonable indemnity to the indenture trustee.

o        Each holder of subordinated debt securities has an absolute and unconditional right to receive payment of principal, premium and interest when due and to bring a suit a to enforce that right.

o        The holders of a majority in principal amount of the subordinated debt securities of an affected series
         (or of all the subordinated debt securities, in the case of a default as to all series) may direct the time, method and place of conducting any proceedings for any remedy available to the indenture trustee or exercising any trust or power conferred on it with respect to the subordinated debt securities of the series, as long as the direction does not conflict with any law or the subordinated indenture or involve the indenture trustee in personal liability.  The indenture trustee may take any other action it deems proper that is not inconsistent with the direction of the holders.

Modification of the Indenture

         Without Consent of Holders.  Without the consent of any holders of debt securities, we and the indenture trustees may enter into supplemental indentures to:

o        evidence the succession of another entity to take our place and assume our covenants;

o        add to our covenants for the benefit of the holders of all or any series of the debt securities, or surrender any right or power conferred upon us;

o        add any additional events of default for all or any series of the debt securities;

o        add to or change certain provisions for issuing, exchanging or registering bearer securities, as specified in the senior indenture or the subordinated indenture;

o        add to, change or eliminate any provisions of the applicable indenture, but those modifications will not apply to debt securities of any series that was created before the modifications;

o        establish the form or terms of debt securities of any series as permitted by the unsecured indentures;

o        evidence and provide for a successor or additional indenture trustee;

o        provide security for the debt securities of any series;

o        cure any ambiguity, defect or inconsistency or make any other changes that do not adversely affect the interests of the holders of debt securities; or

o        evidence any changes in the disqualification and eligibility requirements applicable to the indenture trustee under the senior indenture, as permitted by the senior indenture, or effect any change to qualify the senior indenture under the Trust Indenture Act of 1939.

         With Consent of Holders.  We may enter into supplemental indentures with the indenture trustees to modify the unsecured indentures or the rights of holders of the debt securities, if we obtain the consent of the holders of at least a majority in principal amount of the debt securities affected by the modification.  However, without the consent of all affected holders of debt securities, no supplemental indenture may:

o        change the stated maturity of the principal or interest on any debt security, reduce the principal amount or interest payable, reduce any premium payable upon redemption, reduce the amount of principal of an original issue discount security payable upon its acceleration, change the currency in which any debt security is payable, change any right of redemption or repurchase, or impair the right to bring suit to enforce any payment;

o        reduce the percentages of holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indentures; or

o        modify certain provisions in the unsecured indentures relating to supplemental indentures and waivers of covenants and past defaults.

         A supplemental indenture that changes or eliminates any provision of the unsecured indentures expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the rights of the holders of debt securities of any other series.

Consolidation, Merger and Sale of Assets; No Financial Covenants

         Subject to the provisions described in the next paragraph, we will preserve our corporate existence.

         We have agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

o        the entity formed by the consolidation or merger, or which acquires or leases our property and assets substantially as an entirety, is organized and existing under the laws of the United States or any state or the District of Columbia, and expressly assumes, by a supplemental indenture in form satisfactory to the indenture trustees, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of our covenants under the unsecured indentures;

o        immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

o        we have given the indenture trustees an officers' certificate and legal opinion that all conditions in the unsecured indentures relating to the transactions have been complied with.

         The unsecured indentures contain no financial or other similar restrictive covenants.  Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.  There are no provisions of the unsecured indentures that protect holders of the debt securities in the event of a highly leveraged transaction involving Southern California Edison.  However, management of
Southern California Edison believes that required regulatory approvals of a highly leveraged transaction would be unlikely to be obtained.

Discharge and Defeasance

         There are significant differences between the provisions of the senior indenture and the subordinated indenture for defeasance of debt securities and discharge of our obligations.  The respective provisions are discussed separately below.

         Defeasance of Senior Debt Securities   When we issue a series of senior debt securities, we may specify that we will be discharged from any and all obligations in respect of those senior debt securities (except as described below) upon the irrevocable deposit with the indenture trustee of money and/or government obligations which will provide money in an amount sufficient to pay principal, premium and interest on the senior debt securities when due in accordance with the terms of the senior indenture and the senior debt securities.  We must also satisfy conditions that:

o        the deposit will not cause the indenture trustee to have a conflicting interest;

o        there is no event of default under the senior indenture within 91 days after the deposit;

o        the deposit will not result in breach or violation of any applicable laws, the senior indenture or any other agreement by which we are bound;

o        the deposit will not result in a trust that is an investment company subject to the Investment Company
         Act of 1940, or such trust will be qualified or exempt from the Investment Company Act of 1940;
         and

o        we have delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that all conditions in the senior indenture to the defeasance and discharge have been complied with.

         The discharge of our obligations does not include certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold monies for payment in trust and, if so specified as to the senior debt securities of a series, to pay the principal, premium and interest on those senior debt securities.

         We may specify as to the senior debt securities of a series that the deposit of money described above will be made only if it will not cause the senior debt securities listed on any nationally recognized securities exchange to be de-listed.  We may also specify as to a series of senior debt securities that the deposit will be conditioned on our giving to the indenture trustee an opinion of counsel (who may be our counsel) to the effect that, based upon applicable United States federal income tax laws or a ruling published by the United States
Internal Revenue Service, the deposit and discharge will not be a taxable event for the holders of the senior debt securities.

         Defeasance of Subordinated Debt Securities.  The subordinated indenture provides, unless the terms of the particular series of subordinated debt securities provide otherwise, that upon satisfying several conditions we may cause ourselves to be:

o        discharged from our obligations, with some exceptions, as to any series of subordinated debt securities, which we refer to as "defeasance;" and

o        released from our obligations under specified covenants as to any series of subordinated debt securities, which we refer to as "covenant defeasance."

         The conditions that we must satisfy for either a defeasance or a covenant defeasance of a series of subordinated debt securities include:

o        the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay principal, premium and interest on the subordinated debt securities on the maturity dates of the payments or upon redemption;

o        there is no event of default under the subordinated indenture at the time of such deposit or, as to defaults related to bankruptcy or similar proceedings, within 90 days after the deposit;

o        notice of redemption of the subordinated debt securities has been given or provided for, if the subordinated debt securities are to be redeemed before their stated maturity (other than from mandatory sinking fund payments or analogous payments); and

o        we have delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that all conditions to the defeasance or covenant defeasance have been complied with.

         The discharge of our obligations through a defeasance or covenant defeasance does not discharge the rights of the holders of the defeased subordinated debt securities to receive payments of principal, premium and interest from the trust funds when due, or our obligations to register the transfer or exchange of subordinated debt securities, replace stolen, lost or mutilated subordinated debt securities, maintain paying agencies and hold monies for payment in trust.

         The subordinated indenture permits defeasance as to any series of subordinated debt securities even if a prior covenant defeasance has occurred as to the subordinated debt securities of that series.  Following a defeasance, payment of the subordinated debt securities defeased may not be accelerated because of an event of default.  Following a covenant defeasance, payment of the subordinated debt securities may not be accelerated because of a breach of the specified covenants affected by the covenant defeasance.  However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the subordinated debt securities defeased, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

         Tax Effects of Defeasance of Debt Securities.  Under current United States federal income tax law, the defeasance of either senior or subordinated debt securities as described in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss.  In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance.  You should consult your own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

     Under current United States federal income tax laws, unless accompanied by other changes in the terms of the subordinated debt securities, covenant defeasance of subordinated debt securities generally should not be treated as a taxable exchange.

Subordination

         Unless we establish other provisions through a board resolution, officer's certificate or supplemental indenture, which we will describe in a prospectus supplement, the debt securities issued under the subordinated indenture will be subordinated in the following manner:

o        If our assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of principal, premium and interest on any subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, to the prior payment in full of all senior indebtedness (as defined below), including senior debt securities.  However, our obligation to pay principal, premium or interest on the subordinated debt securities will not otherwise be affected.

o        No payment on account of principal, premium, sinking fund or interest may be made on the subordinated debt securities at any time when there is a default in the payment of principal, premium, sinking fund or interest on senior indebtedness.

o        If, while we are in default on senior indebtedness, any payment is received by the indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before we have paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness.

o        Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

         The term "senior indebtedness" means the principal, premium, interest and any other payment due on any of the following, whether existing before the subordinated indenture was signed or incurred after it was signed:
(a) all of our indebtedness evidenced by notes, debentures, bonds or other securities sold by us for money or other obligations for money borrowed, (b) all indebtedness of others of the kinds described in the preceding clause assumed or guaranteed in any manner by us, and (c) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses, unless it is expressly provided in the case of any particular obligation described above that it is not superior in right of payment to or is pari passu with the subordinated debt securities.  Senior indebtedness includes all of our first mortgage bonds and all of the senior debt securities.

         Due to the subordination, if our assets are distributed upon insolvency, some or all of our general creditors may recover more ratably than holders of subordinated debt securities.  The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

         If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in it will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Concerning the Indenture Trustees

         The Bank of New York and certain of its affiliates act as trustees for our first and refunding mortgage bonds and certain pollution control bonds issued on our behalf.  The Bank of New York also is the trustee under an indenture under which our parent, Edison International, may issue debt securities in the future.  We maintain bank deposits with The Bank of New York and may borrow money from the bank from time to time.

         JPMorgan Chase Bank, N.A. is the trustee under an indenture under which our parent, Edison
International, may issue subordinated debt securities in the future.  We and Edison International maintain bank deposits with JPMorgan Chase Bank, N.A. and may borrow money from the bank from time to time.

Limitations on Issuance of Bearer Securities

         Senior debt securities may be issued in the form of bearer securities.  Subordinated debt securities may not be issued in bearer form unless the subordinated indenture is amended to provide for bearer securities.

         In compliance with United States federal tax laws and regulations, bearer securities generally may not be offered or sold during a restricted period to a person within the United States or its possessions or to or for the account or benefit of a United States person.  However, subject to certain restrictions and limitations, offers or sales may be made to:

o        the United States office of an international organization (as defined in Section 7701(a)(18) of the
         Internal Revenue Code of 1986 and the regulations thereunder);

o        the United States office of a foreign central bank (as defined in Section 895 of the Internal Revenue
         Code of 1986 and the regulations thereunder); and

o        United States persons that are (a) foreign branches of United States financial institutions (as defined in Treasury Regulation Section 1.165-12(c)(1)(v)), which are purchasing for their own account or for resale, or (b) persons that acquire and hold bearer securities through a foreign branch of a
         U.S. financial institution, and in either case, the financial institution agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986.

         Definitive bearer securities will not be delivered during the same restricted period within the United
States and will not be delivered in any event unless the beneficial owner of the bearer securities provides the required certification as to non-United States beneficial ownership.  The restricted period for these purposes is the period beginning upon the earlier of the issue date of any bearer securities or the date on which those bearer securities are first offered and ending 40 days after the issue date or later date in the case of any unsold original allotment or subscription.

         Bearer securities will bear the following legend on their face and on any interest coupons which may be detached or, if the obligation is evidenced by a book entry, in the book of record in which the book entry is made:  "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal
Revenue Code."  The sections referred to in the legend provide that a United States person who holds a bearer security will not be allowed to deduct any loss realized on the sale, exchange or redemption of the bearer security and any gain (which might otherwise be characterized as capital gain) recognized on the sale, exchange or redemption will be treated as ordinary income.

         As used herein, "United States person" means an individual who is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Governing Law

         The senior indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.  The subordinated indenture and the subordinated debt securities will be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, indemnities and immunities of the indenture trustee will be governed by the laws of the State of New York.

                                        DESCRIPTION OF THE PREFERRED STOCK

         The following description of Southern California Edison's preferred stock is a summary, and it does not describe every aspect of the preferred stock.  Southern California Edison's restated articles of incorporation, as amended, including the certificates of determination of preferences relating to outstanding series of preferred stock, which are collectively referred to in this prospectus as the "articles of incorporation,"
contain the full legal text of the matters described in this section.  This summary is subject to and qualified by the articles of incorporation.  Therefore, you should read carefully the detailed provisions of the articles of incorporation, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus.  This summary also is subject to and qualified by the description of the particular terms of the preferred stock in the applicable prospectus supplement.

         Southern California Edison's board of directors and shareholders approved an amendment to the articles of incorporation which became effective in January 2005.  The amendment clarified that only the then outstanding series of preferred stock are entitled to general voting rights and the right to elect two directors in the event of a specified default.  As a result, series of preferred stock that are issued after the date the amendment became effective may not be entitled to vote on matters other than as required by law or as specified in the articles of incorporation.

General

         The rights, preferences and privileges of the preferred stock are established by the articles of incorporation.  Whenever we offer and sell preferred stock, our board of directors or the executive committee of the board of directors will adopt and we will file with the California Secretary of State a new certificate of determination of preferences to establish the terms of each new series of preferred stock.  We will also set forth the terms in a prospectus supplement.

         Southern California Edison's authorized capital stock consists of the following classes of shares of stock with the following number of shares per class:

o        cumulative preferred stock - 24,000,000 shares with a par value of $25 per share;

o        $100 cumulative preferred stock - 12,000,000 shares with a par value of $100 per share;

o        preference stock - 50,000,000 shares with no par value; and

o        common stock - 560,000,000 shares with no par value.

         As of December 31, 2004, Southern California Edison had issued and outstanding 5,150,198 shares of cumulative preferred stock, 1,480,800 shares of $100 cumulative preferred stock, no shares of preference stock, and 434,888,104 shares of common stock.  All of the outstanding shares of common stock are owned by Edison
International, our corporate parent.

         The Southern California Edison board of directors may authorize the preferred stock to be issued from time to time as one or more series of cumulative preferred stock or $100 cumulative preferred stock.  For each new series of preferred stock, the board of directors, within the limitations and restrictions stated in Article
Sixth of the articles of incorporation, may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (in addition to the voting rights provided in the articles of incorporation), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences.

         We will set forth in a prospectus supplement the following terms of each series of preferred stock offered through this prospectus:

o        the designation of the series;

o        the total number of shares being offered;

o        the general or special voting rights of such shares, if any;

o        the price or prices at which shares will be offered and sold;

o        the dividend rate (including any step-up or step-down), period and payment date or method of calculation applicable to the preferred stock;

o        the date from which dividends on the preferred stock accumulate;

o        whether the dividend rate is fixed or variable;

o        any mandatory or optional sinking fund, purchase fund or similar provisions, if any;

o        the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation);

o        the dates, prices and other terms of any optional or mandatory redemption;

o        the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation (whether voluntary or involuntary), dissolution or winding up of our affairs;

o        any voluntary liquidation preferences;

o        the procedures for auction and remarketing, if any, of the shares;

o        any listing of the shares on a securities exchange; and

o        any other specific terms, preferences, rights, limitations or restrictions.

Rank of the Preferred Stock

         Unless we state otherwise in a prospectus supplement, all series of preferred stock, whether of cumulative preferred stock or $100 cumulative preferred stock, will rank equally as to dividends and payments upon liquidation, dissolution or winding up.  The preferred stock ranks senior to all of the preference stock and common stock.  Currently, we have no equity securities outstanding or authorized that would rank senior to the preferred stock.

Dividend Rights

         Each series of preferred stock is entitled to receive, in preference to the holders of preference stock and common stock, as declared by the Southern California Edison board of directors, cumulative quarterly cash dividends at the rate fixed for such series and no more.  Such dividends may be payable at a fixed or variable rate.

         Whenever dividends on any shares of the preferred stock are in default, we may not:

o        pay or declare any dividend on the preference stock or common stock, except a dividend payable in preference stock or common stock;

o        purchase or redeem any shares of preference stock or common stock, except with the proceeds of any sale of shares of preference stock or common stock; or

o        redeem less than all of the preferred stock or purchase any shares of preferred stock, except through offers to all holders of preferred stock in proportion to the par values and market prices per share of the respective classes.

         The first mortgage bond indenture securing Southern California Edison's first mortgage bonds provides, in substance, that Southern California Edison cannot pay any cash dividends except out of surplus at December 31,
1921, and out of earnings since then.  None of Southern California Edison's present earnings reinvested in the business are restricted by this provision.  Southern California Edison does not expect this provision to have any adverse effect on its ability to pay dividends on the preferred stock.

Voting Rights

         Each share of cumulative preferred stock that is outstanding on the date of this prospectus is entitled to six votes and each share of currently outstanding $100 cumulative preferred stock is entitled to two votes on all matters submitted to a vote of shareholders.  Votes may not be cumulated in electing directors.  Shares issued after the date of this prospectus will be entitled to vote on the matters specified below but are not expected to have the right to vote on other matters submitted to a vote of shareholders, including the right to elect directors.  The preferred capital stock of Southern California Edison may be increased or diminished at a meeting of shareholders by a vote of at least two-thirds of the entire subscribed or issued capital stock.
Because Edison International owns and can vote all the shares of the common stock, which comprise more than
80 percent of the total shareholder votes, the holders of the preferred stock will not be able to elect any directors or influence the outcome of any other matters submitted to a vote of shareholders, except as described below.

         The holders of cumulative preferred stock and the holders of $100 cumulative preferred stock are entitled to vote as separate classes, or as series within either class, on certain matters affecting their interests.  The affirmative vote or written consent of the holders of at least two-thirds of the shares of the affected class or series is required to:

o        amend the articles of incorporation to change certain basic terms of the class or series with respect to dividends, redemption, liquidation, conversion, voting or priority; or

o        authorize, create or increase in amount any stock ranking senior to the class or series.

         The affirmative vote or written consent of the holders of at least a majority of both the cumulative preferred stock and the $100 cumulative preferred stock, as separate classes, is required to:

o        increase the amount of either class, or authorize, create or increase in amount any stock ranking on a parity with the preferred stock;

o        merge or consolidate Southern California Edison, or sell, lease or convey all or substantially all of the property or business of Southern California Edison, or part with control of it; or

o        issue any additional shares of preferred stock, or of any class ranking senior to or on a parity with the preferred stock, unless the consolidated income of Southern California Edison and its subsidiaries for any 36 consecutive months within the last 39 months is at least one and one-half times the total of the interest requirements on outstanding debt and dividend requirements on outstanding preferred stock for three years.

         However, such vote or consent of the holders of preferred stock will not be required if, at or prior to the time when any of the actions mentioned above takes place, all of the preferred stock the consent of which would otherwise be required is redeemed in accordance with the articles of incorporation.

         If there is a default in the payment of six or more quarterly dividends, whether consecutive or not, on any series of preferred stock, then the holders of the currently outstanding series of preferred stock, voting together as a single class, will have the right to elect two directors until the dividends have been paid or declared and set apart for payment.  If defaults ever occur that would enable any existing or future series of preferred stock to exercise this voting right, Southern California Edison intends to increase the size of its board of directors, if necessary, to ensure that the holders of preferred stock cannot elect more than 20% of the members of the board of directors.  Southern California Edison does not intend to issue additional series of preferred stock that are entitled to elect directors in any event.

Liquidation Rights

         If Southern California Edison ever liquidates, dissolves or winds up its affairs, the holders of preferred stock will be entitled to receive liquidation payments before any distribution is made to holders of preference stock or common stock.  The amount of the payments may vary depending on whether the liquidation is voluntary or involuntary.  The holders of each series of preferred stock will be entitled to receive:

o        in the event of an involuntary liquidation, the par value of the shares of the series; or

o        in the event of a voluntary liquidation, the liquidation preference fixed by the board of directors at the time the series was issued;

together, in either event, with any accrued dividends not previously received.  The voluntary liquidation preference for each series of preferred stock now outstanding is an amount equal to the redemption price for the series at the time of the liquidation, together with any accrued dividends not previously paid.  If the amounts payable to the holders of all outstanding shares of preferred stock are not paid in full, the holders of preferred stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption

         The Southern California Edison board of directors may elect to redeem all or part of any series of preferred stock at any time, subject to any limitations set when the series is authorized.  The redemption prices for each series of preferred stock will be set when we issue the series and will include an amount equal to all accumulated and unpaid dividends on the shares to be redeemed. If there are more than ten holders of record, we must publish notice in newspapers in Los Angeles, California and Manhattan in New York, New York between 30 and
60 days before the redemption date.  We also will mail a notice to holders of the shares to be redeemed at their addresses on our books between 30 and 60 days before the redemption date.  If we choose to redeem less than all the shares of any series, the Southern California Edison board of directors will either determine the shares to be redeemed by lot or redeem the shares pro rata.  If we give notice of redemption and deposit sufficient funds into a trust fund to redeem shares of preferred stock, those shares will not accrue dividends after the redemption date and will no longer be considered to be outstanding shares.

Other Provisions

         Holders of shares of preferred stock will not have any conversion or preemptive rights.  The preferred stock, when issued, will be fully paid and nonassessable.

Registration and Transfer

         The transfer agent and registrar for the outstanding series of preferred stock is Wells Fargo Bank,
N.A., 161 N. Concord Exchange Street, South St. Paul, Minnesota 55075-1139.  We will select a transfer agent and registrar for any other series of preferred stock that we issue at the time of issuance.

                                        DESCRIPTION OF THE PREFERENCE STOCK

         The following description of Southern California Edison's preference stock is a summary, and it does not describe every aspect of the preference stock.  Southern California Edison's articles of incorporation contain the full legal text of the matters described in this section.  This summary is subject to and qualified by the articles of incorporation.  Therefore, you should read carefully the detailed provisions of the articles of incorporation, which we have incorporated by reference as an exhibit to the registration statement that includes this prospectus.  This summary also is subject to and qualified by the description of the particular terms of the preference stock in the applicable prospectus supplement.

General

         The articles of incorporation authorize our board of directors or the executive committee of our board of directors, from time to time, in one or more series, and without further shareholder action, to provide for the issuance of up to 50,000,000 shares of preference stock, no par value.  For each new series of preference stock, the board of directors or the executive committee of our board of directors may fix the number of shares, dividend rights, dividend rate, including fixed and variable rates, conversion rights, voting rights (if any), rights and terms of redemption (including sinking fund provisions), redemption price or prices and voluntary liquidation preferences. Whenever we offer and sell preference stock, our board of directors or the executive committee of the board of directors will adopt and we will file with the California Secretary of State a new certificate of determination of preferences to establish the terms of each new series of preference stock.  We will set forth in a prospectus supplement the following terms of each series of preference stock offered through this prospectus:

o        the designation of the series;

o        the total number of shares being offered;

o        the general or special voting rights of such shares, if any;

o        the price or prices at which shares will be offered and sold;

o        the dividend rate (including any step-up or step-down), period and payment date or method of calculation applicable to the preference stock;

o        the date from which dividends on the preference stock accumulate, if applicable

o        whether the dividend rate is fixed or variable;

o        any mandatory or optional sinking fund, purchase fund or similar provisions, if any;

o        the terms and conditions, if applicable, upon which the preference stock will be convertible into common stock, including the conversion price (or manner of calculation)

o        the dates, prices and other terms of any optional or mandatory redemption;

o        the relative ranking and preferences of the preference stock as to dividend rights and rights upon liquidation (whether voluntary or involuntary), dissolution or winding up of our affairs;

o        any liquidation preferences;

o        the procedures for auction and remarketing, if any, of the shares;

o        any listing of the shares on a securities exchange; and

o        any other specific terms, preferences, rights, limitations or restrictions.

Rank of the Preference Stock

         Unless we state otherwise in a prospectus supplement, all series of preference stock will rank equally as to dividends and payments upon liquidation, dissolution or winding up.  The preference stock ranks junior to all of the preferred stock and senior to all common stock.

Distribution Rights

         A prospectus supplement will describe the circumstances relating to distributions on our preference stock.  Holders of our preference stock of each series will be entitled to receive distributions, when, as, and if declared by our board of directors, out of our assets legally available for payment to shareholders.  These distributions may be cash distributions, or distributions in kind or in other property.

The prospectus supplement will describe the rates of the distributions and the dates we will make distributions.  Each distribution shall be payable to holders of record on such record date as shall be fixed by our board of directors.  Dividends on any series of preference stock being offered may be cumulative or non-cumulative.  Distributions on any series of preference stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

         Whenever dividends on any shares of the preferred stock are in default, we may not:

o        pay or declare any dividend on the preference stock or common stock, except a dividend payable in preference stock or common stock; or

o        purchase or redeem any shares of preference stock or common stock, except with the proceeds of any sale of shares of preference stock or common stock.

         The first mortgage bond indenture securing Southern California Edison's first mortgage bonds provides, in substance, that Southern California Edison cannot pay any cash dividends except out of surplus at December 31,
1921, and out of earnings since then.  None of Southern California Edison's present earnings reinvested in the business are restricted by this provision.  Southern California Edison does not expect this provision to have any adverse effect on its ability to pay dividends on the preference stock.

Voting Rights

         Holders of  preference  stock will not have any voting  rights,  except as required by law or as indicated
in the applicable prospectus supplement.

Liquidation Rights

         If we  liquidate,  dissolve  or wind up our  affairs,  then,  before we make  distributions  to holders of common stock or any other class or series of shares of our capital stock  ranking  junior to the  preference  stock in the  distribution  of assets,  the  holders of each  series of  preference  stock  shall be  entitled to receive liquidating  distributions  out of our assets legally  available for  distribution  to  shareholders.  We will make liquidating  distributions  in the amount of the  liquidation  preference  set forth in the  applicable  prospectus supplement plus an amount equal to all accumulated  and unpaid  distributions.  After payment of the full amount of the liquidating  distributions  to which they are entitled,  the holders of shares of preference stock will have no right or claim to any of our remaining assets.

         If we liquidate, dissolve or wind up and we do not have enough legally available assets to pay the amount of the liquidating distributions on all outstanding shares of preference stock and other classes of capital stock ranking equally with the preference stock in the distribution of assets, then the holders of the preference stock and all other such classes or series of shares of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Redemption

         A prospectus supplement may provide that the preference stock will be subject to mandatory redemption or redemption at our option, in whole or in part.  The prospectus supplement will describe the terms, the times and the redemption prices of the preference stock.

Other Provisions

         Holders of shares of preference stock will not have any preemptive rights.  The preference stock, when issued, will be fully paid and nonassessable.

Registration and Transfer

         We will select a transfer agent and registrar for the preference stock that we issue at the time of issuance.

                                        DESCRIPTION OF PREFERRED SECURITIES

         This section and following sections discuss the general terms and conditions of the preferred securities that we and the trusts may offer through this prospectus, as well as provisions of the related trust agreements, guarantee agreements and expense agreements to be entered into by Southern California Edison.  Those agreements contain the full legal text of the matters described in this and following sections.  Because these sections are summaries, they do not describe every aspect of the preferred securities or the related agreements.  These summaries are subject to and qualified by all the provisions of the applicable agreements, including definitions of terms used in the agreements.  Therefore, you should read carefully the detailed provisions of the applicable agreements, which we have incorporated by reference as exhibits to the registration statement that includes this prospectus.  These summaries also are subject to and qualified by the description of the particular terms of the preferred securities in the applicable prospectus supplement.

General

         Southern California Edison will enter into an amended and restated trust agreement (referred to as a
"trust agreement" in this prospectus) for each of SCE Trust I, SCE Trust II and SCE Trust III before each trust issues any preferred securities.  Each trust agreement will authorize the regular trustees to issue on behalf of each trust one series of preferred securities that will have the terms described in a prospectus supplement.  The proceeds from the sale of a trust's preferred and common securities will be used by the trust to purchase a series of either subordinated debt securities or preferred stock issued by Southern California Edison. The subordinated debt securities or preferred stock to be purchased by the trust are referred to in this prospectus as "intercompany securities."  The terms of the intercompany securities will in most respects mirror the terms of the preferred securities.  The intercompany securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

         Southern California Edison also will enter into a guarantee agreement (referred to as a "preferred securities guarantee" in this prospectus) with each trust, under which Southern California Edison will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments.  See "Description of Preferred Securities Guarantees" below.

         The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Southern California Edison under the series of intercompany securities held by the trust.  If Southern California Edison fails to make a payment on the intercompany securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

         Each preferred securities guarantee, when taken together with Southern California Edison's obligations under the related series of intercompany securities, the subordinated indenture, the related trust agreement and the related expense agreement (as described below), and the articles of incorporation, as relevant, will provide a full and unconditional guarantee by Southern California Edison of amounts due on the preferred securities issued by a trust.

         Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939.  Each property trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act of 1939.

         Each series of preferred securities will have the terms, including those regarding distributions, redemption, voting, liquidation rights and the other preferred, deferred or other special rights or other restrictions, as described in the relevant trust agreement or made part of the trust agreement by the
Trust Indenture Act of 1939 or the Delaware Statutory Trust Act.  The terms of the preferred securities will in most respects mirror the terms of the intercompany securities held by the trust.

         The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of the preferred securities, including:

o        the name of the preferred securities;

o        the dollar amount and number of securities issued;

o        any provision relating to deferral of distribution payments;

o        the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

o        the date from which distributions will be cumulative;

o        the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities will be purchased or redeemed, in whole or in part;

o        the terms and conditions, if any, upon which the applicable series of intercompany securities may be distributed to holders of the preferred securities;

o        the voting rights, if any, of holders of the preferred securities;

o        any securities exchange on which the preferred securities will be listed;

o        whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

o        any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

         In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement.  Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities.  The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities.  Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust.  All of the common securities of each trust will be directly or indirectly owned by Southern
California Edison.

         Each prospectus supplement will describe various United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

         Unless otherwise specified in an applicable prospectus supplement, each trust agreement states that the related trust shall be dissolved:

o        on the expiration of the term of the trust;

o        upon the bankruptcy, dissolution or liquidation of Southern California Edison;

o        upon direction by Southern California Edison to the property trustee to dissolve the trust and distribute the related intercompany securities directly to the holders of the preferred and common securities of the trust;

o        upon the redemption of all of the preferred securities of the trust in connection with the redemption of all of the related intercompany securities; or

o        upon entry of a court order for the dissolution of the trust.

         Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution other than as described in the fourth bullet point above, after the trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

o        the related intercompany securities in an aggregate principal amount or par value equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

o        if such a distribution of related intercompany securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount or par value of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

         If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis.  However, if an event of default under the related subordinated indenture or the certificate of determination has occurred and is continuing, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

         An "event of default" under a trust agreement occurs if:

o        an event of default occurs under the subordinated indenture relating to a series of subordinated debt securities (see "Description of Debt Securities--Events of Default and Remedies for Subordinated
         Debt Securities" above);

o        the trust does not pay any distribution on its preferred or common securities within 30 days of when it is due;

o        the trust does not pay any redemption payment on its preferred or common securities when it is due;

o        the trustees remain in breach of any other covenant or warranty in the trust agreement for 90 days after receiving notice from the holders of at least 25 percent in aggregate liquidation amount of the outstanding preferred securities; or

o        the property trustee files for bankruptcy or becomes subject to specified proceedings involving bankruptcy, insolvency or reorganization, and we fail to appoint a successor property trustee within 60 days.

         Southern California Edison and the regular trustees of a trust must file annually with the property trustee for the trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related trust agreement.

         If an event of default occurs under the subordinated indenture, and the indenture trustee and the holders of not less than 25 percent in principal amount of the related subordinated debt securities outstanding fail to declare the principal of all of such subordinated debt securities to be immediately due and payable, the holders of at least 25 percent in aggregate liquidation amount of the outstanding preferred securities of the applicable trust will have the right to declare such principal immediately due and payable, by providing notice in writing to Southern California Edison and the indenture trustee.

         If Southern California Edison fails to pay principal, premium, if any, interest, redemption price or dividend on a series of intercompany securities when payable, then a holder of the related preferred securities may directly sue Southern California Edison, to the fullest extent permitted by law, to collect its pro rata share of payments owed.

Consolidation, Merger or Amalgamation of the Trusts

         A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described above under the heading "Liquidation Distribution Upon Dissolution."  A trust may, with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to another trust, if:

o        the successor entity either

         |X|      expressly assumes all of the obligations of the trust relating to its preferred securities; or

         |X|      substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities, so long as those successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

o        Southern California Edison expressly appoints a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust as the holder of the particular series of intercompany securities;

o        the preferred securities are listed or traded, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

o        the transaction does not cause the preferred securities or any successor securities to be downgraded by any national rating agency;

o        the transaction does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any successor securities in any material way;

o        the successor entity has a purpose substantially identical to that of the trust;

o        Southern California Edison owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided under the applicable preferred securities guarantee.

o        prior to the transaction, Southern California Edison has received an opinion of counsel from a nationally recognized law firm stating that:

         |X|  the transaction does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred securities or any successor securities in any material way; and

         |X|  following the transaction, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

o        Southern California Edison owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided under the applicable preferred securities guarantee.

         In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

         Unless otherwise specified in an applicable prospectus supplement, the holders of preferred securities will have no voting rights except as discussed below and under the headings "Consolidation, Merger or
Amalgamation of the Trusts" and "Description of the Preferred Securities Guarantees--Amendments and Assignment"
above, and as otherwise required by law and the trust agreement for the trust.  On any matter as to which voting rights exist, the holders of preferred securities will be entitled to one vote for each liquidation amount (as provided in the applicable trust agreement) of preferred securities they hold.

         If any proposed amendment to the trust agreement of a trust provides for, or the regular trustees of the trust otherwise propose to effect:

o        any  action  that would  adversely  affect  the  powers,  preferences  or  special  rights of the  trust's preferred  securities in any material  respect,  whether by way of amendment to the trust agreement or otherwise; or

o        the dissolution, winding-up or termination of the trust other than pursuant to the terms of its trust agreement,

then the holders of the trust's preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities.

         The trust agreement of a trust may be amended from time to time by Southern California Edison and the regular trustees of the trust, without the consent of the holders of preferred securities of the trust, to:

o        cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of preferred securities of the trust in any material respect; or

o        modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that the trust will not be required to register as an "investment company" under the
         Investment Company Act of 1940.

         Except as provided in the next paragraph, other amendments to the trust agreement of a trust may be made by Southern California Edison and the trustees of the trust upon:

o        approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of the trust; and

o        receipt by the trustees of the trust of an opinion of counsel to the effect that such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from the Investment Company Act of 1940.

         Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a trust, the trust agreement of the trust may not be amended to:

o        change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of such securities as of a specified date; or

o        restrict the right of a holder of any such securities to institute suit for the enforcement of any such payment on or after such date.

         In addition, no amendment may be made to a trust agreement if the amendment would:

o        cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

o        cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act of 1940; or

o        impose any additional obligation on Southern California Edison, the property trustee or the Delaware trustee without its consent.

         Neither the property trustee nor the Delaware trustee is required to enter into any amendment to a trust agreement that affects its own rights, duties and immunities under the trust agreement.  The property trustee is entitled to receive an opinion of counsel and an officer's certificate stating that any amendment complies with the trust agreement and any conditions precedent to the amendment have been satisfied.

         Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities of a trust, the trustees of the trust may not:

o        direct the time,  method and place of conducting any proceeding for any remedy  available to the indenture trustee for any  subordinated  debt  securities  held by the trust or executing  any trust or power conferred on the property trustee with respect to the intercompany securities;

o        waive any default that is waivable under the terms of the intercompany securities;

o        cancel an acceleration of the principal or liquidation value of the intercompany securities or exercise any right to rescind or annul a declaration that the principal of all of the intercompany securities shall be due and payable; or

o        consent to any amendment, modification or termination of the subordinated indenture or the subordinated debt securities where such consent is required or consent to any amendment to the articles of incorporation where such consent is required.

         However, if a consent under the subordinated indenture or the articles of incorporation requires the consent of each affected holder of subordinated debt securities or preferred stock, then the property trustee must obtain the prior consent of each holder of preferred securities.  The trustees of the trust may not revoke any action previously authorized by a vote of the holders of the preferred securities except by a subsequent vote of the holders of the preferred securities.  In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that the action will not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

         The property  trustee of a trust will notify all preferred  securities  holders of the trust of any notice of default received from the indenture trustee with respect to the subordinated debt securities held by the trust.

Removal and Replacement of Trustees

         The holder of a trust's common securities may remove or replace any of the regular trustees and, unless an event of default has occurred and is continuing under the subordinated indenture or the articles of incorporation, the property and Delaware trustees of the trust.  If such an event of default has occurred and is continuing, only the holders of a majority in aggregate liquidation amount of the trust's preferred securities may remove or replace the property and Delaware trustees.  The resignation or removal of any trustee of the trusts will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement for the trust.

Information Concerning the Property Trustees

         For matters relating to compliance with the Trust Indenture Act of 1939, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act of
1939.  Each property trustee, other than during the occurrence and continuance of a default under the applicable trust agreement, undertakes to perform only the duties as are specifically set forth in the applicable trust agreement and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.  If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which the holders of preferred securities are entitled to vote, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities.  In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

         The property trustee for each of the trusts is the same entity and will also serve as the indenture trustee under the subordinated indenture and the guarantee trustee under each of the guarantee agreements.
Southern California Edison and certain of its affiliates maintain deposit accounts and banking relationships with the property trustee.

Miscellaneous

         The trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

o        it will not be deemed to be an "investment company" required to be registered under the Investment
         Company Act of 1940;

o        it will be classified as a grantor trust for United States federal income tax purposes; and

o        the subordinated debt securities held by it will be treated as indebtedness of Southern California
         Edison for United States federal income tax purposes.

         Southern California Edison and the trustees of each trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or trust agreement) that Southern
California Edison and the trustees of the trust determine to be necessary or desirable for such purposes.

         Registered holders of preferred securities have no preemptive or similar rights.

         A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

         Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                                  DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

General

         Southern California Edison will execute a guarantee agreement, referred to herein as a "preferred securities guarantee," for the benefit of the holders of preferred securities, at the time that a trust issues those preferred securities.  Each preferred securities guarantee will be qualified as an indenture under the
Trust Indenture Act of 1939.  JPMorgan Chase Bank, N.A. will act as indenture trustee, referred to herein as the
"guarantee trustee," under each preferred securities guarantee for the purposes of compliance with the Trust
Indenture Act of 1939.

         The guarantee trustee will hold each preferred securities guarantee for the benefit of the preferred securities holders of the applicable trust.

         Southern California Edison will irrevocably agree, as described in each preferred securities guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the preferred securities guarantee payments (as defined below), except to the extent previously paid, when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert.  The following payments, to the extent not paid by a trust, referred to herein as "preferred securities guarantee payments,"
will be covered by the applicable preferred securities guarantee:

o        any accumulated and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

o        the redemption price, to the extent that the trust has funds available to make the payment; and

o        upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust (other than in connection with a distribution of intercompany securities to holders of the preferred securities), the lesser of:

         |X|  the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

         |X|  the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

         Southern California Edison's obligation to make a preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

Status of the Preferred Securities Guarantees

         Each preferred securities guarantee will constitute an unsecured obligation of Southern California
Edison and will rank either:

o        with respect to subordinated debt securities, subordinate and junior in right of payment to all of
                Southern California Edison's other liabilities except those that rank equally or are subordinate by their terms; or

o        with respect to preferred stock, equally with all other Southern California Edison preferred stock; and

o        equal with any other preferred securities guarantee now or hereafter issued by Southern California
         Edison on behalf of the holders of preferred securities issued by any other trust.

         Each preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue Southern California Edison, or seek other remedies, to enforce its rights under the preferred securities guarantee without first suing any other person or entity).  A preferred securities guarantee will not be discharged except by payment of the preferred securities guarantee payments in full to the extent not otherwise paid or upon distribution to the applicable preferred securities holders of the related intercompany securities pursuant to the applicable trust agreement.

Amendments and Assignment

         Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no consent of the holders will be required), a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities.  A description of the way to obtain any approval appears under the heading "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreements"
above.  All guarantees and agreements contained in a preferred securities guarantee will be binding on Southern
California Edison's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

Events of Default

         An event of default under a preferred securities guarantee occurs if Southern California Edison fails to make any of its required payments when due or fails to perform any of its other obligations under the preferred securities guarantee for more than 30 days.

         The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each preferred securities guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.  In addition, any holder of preferred securities may bring a legal proceeding directly against
Southern California Edison to enforce its rights under the preferred securities guarantee, without first taking legal action against the guarantee trustee, the trust or any other person.

Information Concerning Guarantee Trustees

         The guarantee trustee under a preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee.  After such a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the applicable preferred securities guarantee at the request of any holder of covered preferred securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

         Each preferred securities guarantee will terminate upon full payment of the redemption price of all the applicable preferred securities, distribution of the related intercompany debt securities to the holders of the preferred securities, or full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the applicable trust.  Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

         The preferred securities guarantees will be governed by and construed in accordance with the laws of the
State of California, except that the rights, duties, immunities and indemnities of the guarantee trustee shall be governed by the laws of the State of New York.

                                         DESCRIPTION OF EXPENSE AGREEMENTS

         Southern California Edison will execute an expense agreement at the same time that a trust issues preferred securities.  Under the expense agreement, Southern California Edison will irrevocably and unconditionally guarantee to each creditor of the trust the full amount of the trust's costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities.  The creditors of the trust will be entitled to enforce the expense agreement.

         Southern California Edison's obligations under the expense agreement will be subordinated in right of payment to the same extent as the preferred securities guarantee.  The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantee.

                                 RELATIONSHIP DEFINING THE SCOPE OF THE GUARANTEE

         Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by
Southern California Edison to the extent described under the heading "Description of Preferred Securities
Guarantees" above.  No single document executed by Southern California Edison in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities.  It is only the combined operation of Southern California Edison's obligations under the applicable preferred securities guarantee, trust agreement, subordinated indenture, subordinated debt securities, expense agreement and articles of incorporation, as relevant, that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

         As long as Southern California Edison makes payments of dividends, interest and other payments when due on the intercompany securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

o        the aggregate principal amount or the par value of the intercompany securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

o        the interest rate or dividends and interest and other payment dates on the  intercompany  securities  will match the distribution rate and distribution and other payment dates for the preferred securities;

o        Southern California Edison has agreed to pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its preferred securities; and

o        each trust agreement provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

         If and to the extent that Southern California Edison does not make payments on the intercompany securities, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities.  In those circumstances, a holder of preferred securities of the trust will not be able to rely upon the preferred securities guarantee for payment of these amounts.  Instead, the holder may directly sue
Southern California Edison or seek other remedies to collect its pro rata share of payments owed.  If a holder sues Southern California Edison to collect payment, then Southern California Edison will assume the holder's rights as a holder of preferred securities under the trust's trust agreement to the extent Southern California
Edison makes a payment to the holder in any legal action.

         A holder of any preferred security may sue Southern California Edison, or seek other remedies, to enforce its rights under the applicable preferred securities guarantee without first suing the applicable guarantee trustee, the trust which issued the preferred security or any other person or entity.

                                                      EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, have been so incorporated in reliance on the report of
PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                          VALIDITY OF THE SECURITIES AND PREFERRED SECURITIES GUARANTEES

         The validity of the first mortgage bonds, debt securities, preferred stock, preference stock, preferred securities and preferred securities guarantees offered by this prospectus will be passed upon for Southern
California Edison by Stephen E. Pickett, its Senior Vice President and General Counsel, or Barbara Mathews, its
Associate General Counsel, and for any underwriters by their counsel.  The validity of the preferred securities under Delaware law will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for Southern
California Edison, the trusts and the Delaware trustee.

         Mr. Pickett and Ms. Mathews are salaried employees of Southern California Edison and earn stock-based compensation based on Edison International's common stock.  Additionally, they may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.  They own no securities of Southern California Edison or the trusts.

                                               PLAN OF DISTRIBUTION

         We may sell the securities described in this prospectus from time to time in one or more transactions:

o        to purchasers directly;

o        to underwriters for public offering and sale by them;

o        through agents;

o        through dealers; or

o        through a combination of any of the foregoing methods of sale.

         We may distribute the securities from time to time in one or more transactions at:

o        a fixed price or prices, which may be changed;

o        market prices prevailing at the time of sale;

o        prices related to such prevailing market prices; or

o        negotiated prices.

Direct Sales

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities.  We will describe in a prospectus supplement the terms of any sale of securities.

To Underwriters

         The applicable prospectus supplement will name any underwriter involved in a sale of securities.
Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices.  Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.  Underwriters may also be involved in any offering of equity securities by or on our behalf.

         Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

         Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

Through Agents and Dealers

         We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement.  Unless we indicate differently in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

         If we use a dealer in the sale of the securities, we will sell the securities to the dealer.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

         If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates.  Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of Southern
California Edison.  Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement and the condition that the purchase by an institution of the securities covered under any such contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United
States to which that institution is subject.

         The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts.  We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

         Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.  We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of
1933, and to reimburse them for certain expenses.

         In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement;
however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

         Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

         Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange.  The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We make no assurance as to the liquidity of or the trading markets for any securities.

         To facilitate a debt securities offering, any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities
Exchange Act of 1934.

o        Over-allotment involves sales in excess of the offering size, which creates a short position.

o        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

o        Short covering positions involve purchases of the securities in the open market after the distribution is completed to cover short positions.

o        Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

         Those activities may cause the price of the debt securities to be higher than it otherwise would be.  If commenced, the activities may be discontinued by the underwriters at any time.

                                        WHERE YOU CAN FIND MORE INFORMATION

Available Information

         We file reports, proxy statements and other information with the Securities and Exchange Commission.
You may read and copy these reports and proxy statements and other information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may
obtain further information on the operation of the Securities and Exchange Commission's Public Reference Room by
calling them at 1-800-SEC-0330.

         The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, such as Southern California Edison, that file electronically with the Securities and Exchange Commission.  The address of that web site is http://www.sec.gov.

         You may also review reports, proxy statements and other information about Southern California Edison at our offices at 2244 Walnut Grove Avenue, Rosemead, California 91770.  You may view and obtain copies of some of those reports and other information on the web site maintained by Southern California
Edison's parent, Edison International, at http://www.edison.com.

         This prospectus is part of a registration statement that we filed with the Securities and Exchange
Commission.  You may obtain the full registration statement from the Securities and Exchange Commission or us, as indicated below.  We filed forms or copies of the articles of incorporation, indentures and other documents establishing the terms of the offered securities as exhibits to the registration statement.  Statements in this prospectus or any supplement about these documents are summaries.  You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

         The rules of the Securities and Exchange Commission allow us to "incorporate by reference" into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission.  The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange
Commission will automatically update and supersede the earlier information.  This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the Securities and Exchange Commission.  These documents contain important information about Southern California Edison.

o        Our Annual Report on Form 10-K for the year ended December 31, 2004.

o        Our Current Reports on Form 8-K dated January 5, January 14, February 7, March 15, and March 21, 2005.

o        The "Description of Registrant's Securities to be Registered" on page 2 of our Registration Statement on
         Form 8-A dated February 13, 1999, which incorporates by reference the material appearing under the headings "Description of the Preferred Stock" in the prospectus dated February 21, 1990, and
         "Certain Terms of the New Stock" in the prospectus supplement dated January 21, 1992, contained in our registration statement on Form S-3 (Registration Number 33-33406).

o        All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the
         Securities Exchange Act of 1934 between the date of this prospectus and the end of the offering of the securities described in this prospectus.  Those documents include Annual Reports on Form
         10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and proxy statements mailed to our shareholders.

         Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered.  You may request a copy of these filings by writing or calling us at:

                                        Southern California Edison Company
                                             2244 Walnut Grove Avenue
                                                   P.O. Box 800
                                            Rosemead, California 91770
                                          Attention: Corporate Governance
                                             Telephone (626) 302-2662
                                                Fax (626) 302-2610

                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

         The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

        1.  Securities and Exchange Commission Registration Fee.....................................       $241,665
        2.  California Public Utilities Commission Fees.............................................        581,000
        3.  Printing, Engraving and Freight Expenses................................................        135,000
        4.  Legal Fees and Expenses.................................................................        200,000
        5.  Accounting Fees and Expenses............................................................        202,500
        6.  Trustee Fees and Expenses...............................................................        320,000
        7.  Blue Sky and Legal Investment Fees and Expenses.........................................         15,000
        8.  Rating Agency Fees......................................................................      1,100,000
        9.  Miscellaneous...........................................................................         10,000
                                                                                                        -----------
                  Total.............................................................................     $2,805,165
                                                                                                         ==========

Item 15.    Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

         Article Eighth of the Restated Articles of Incorporation of Southern California Edison Company
authorizes Southern California Edison Company to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations
Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

         Article VI of the Amended Bylaws of Southern California Edison Company contains provisions implementing the authority granted in Article Eighth of the Restated Articles of Incorporation.  The Amended Bylaws provide for the indemnification of any director or officer of Southern California Edison Company, or any person acting at the request of Southern California Edison Company as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Southern California
Edison Company, subject to the terms of any agreement between Southern California Edison Company and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' or officers' liability insurance policy maintained by Southern California Edison Company; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Southern California Edison Company pursuant to Section 16(b) of the Securities Exchange Act of 1934
and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Southern California Edison Company or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to Southern California Edison Company or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Southern California Edison Company;

Page II-1

(viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to Southern California Edison Company or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code;
or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California
Corporations Code.  The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Southern California Edison Company for breach of duty to Southern California Edison Company or its shareholders.  The Amended Bylaws of Southern
California Edison Company also provide that Southern California Edison Company shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Southern California Edison Company or (b) a proceeding
(or part thereof) other than a proceeding by or in the name of Southern California Edison Company to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Southern California
Edison Company.  Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

         Southern California Edison Company has directors' and officers' liability insurance policies in force insuring directors and officers of Southern California Edison Company and its subsidiaries.  Southern California
Edison Company has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Item 16.    Exhibits.

         See Exhibit Index.

Item 17.    Undertakings.

         The undersigned registrants hereby undertake:

              (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered
              (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)
              if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities

Page II-2

         offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange
         Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5)  To (i) use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to any securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the registrant after the opening of bids, of a prospectus relating to any securities offered at competitive bidding, unless no further public offering of such securities by the registrant and no reoffering of such securities by the purchasers is proposed to be made.

              (6)  To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust
         Indenture Act of 1939.

              (7)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1)
         or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

              (8)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating  to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Page II-3

                                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Southern California Edison Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 30th day of March, 2005.

                                                                SOUTHERN CALIFORNIA EDISON COMPANY

                                                               By                /s/ Mary C. Simpson
                                                                  -------------------------------------------------
                                                                                    Mary C. Simpson
                                                                                  Assistant Treasurer

      Pursuant to the  requirements of the Securities Act of 1933, this  Registration  Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                                             Title                               Date
           ---------                                             -----                               ----

Principal Executive Officer:
         Alan J. Fohrer*                              Chief Executive Officer                March 30, 2005

Principal Financial Officer and Principal
Accounting Officer:
         Thomas M. Noonan*                            Vice President, Chief                  March 30, 2005
                                                      Financial Officer and Controller

Majority of Board of Directors:
         John E. Bryson*                              Director                               March 30, 2005
         Alan J. Fohrer*                              Director                               March 30, 2005
         France A. Cordova*                           Director                               March 30, 2005
         Bradford M. Freeman*                         Director                               March 30, 2005
         Bruce Karatz*                                Director                               March 30, 2005
         Luis G. Nogales*                             Director                               March 30, 2005
         Ronald L. Olson*                             Director                               March 30, 2005
         James M. Rosser*                             Director                               March 30, 2005
         Richard T. Schlosberg, III*                  Director                               March 30, 2005
         Robert H. Smith *                            Director                               March 30, 2005
         Thomas C. Sutton *                           Director                               March 30, 2005

*By                 /s/ Mary C. Simpson
    -------------------------------------------------
            (Mary C. Simpson, Attorney-in-Fact)

Page II-4

                                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SCE Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Rosemead, State of California on the 30th day of March, 2005.

                                                          SCE TRUST I
                                                          By:  SOUTHERN CALIFORNIA EDISON COMPANY,
                                                                   as Depositor

                                                          By   /s/ Mary C. Simpson
                                                             -----------------------------
                                                               Mary C. Simpson

Page II-5

                                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SCE Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
Rosemead, State of California on the 30th day of March, 2005.

                                                          SCE TRUST II
                                                          By:  SOUTHERN CALIFORNIA EDISON COMPANY,
                                                                   as Depositor

                                                          By   /s/ Mary C. Simpson
                                                             -----------------------------
                                                               Mary C. Simpson

Page II-6

                                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SCE Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California on the 30th day of March, 2005.

                                                          SCE TRUST III
                                                          By:  SOUTHERN CALIFORNIA EDISON COMPANY,
                                                                   as Depositor

                                                          By   /s/ Mary C. Simpson
                                                             -----------------------------
                                                               Mary C. Simpson

Page II-7

                                                   EXHIBIT INDEX

Exhibit
Number                                               Description
------                                               -----------

   1.1        Form of Underwriting Agreement (First Mortgage Bonds)+
   1.2        Form of Underwriting Agreement (Senior Debt Securities)+
   1.3        Form of Underwriting Agreement (Subordinated Debt Securities)+
   1.4        Form of Underwriting Agreement (Preferred Stock and Preference Stock)+
   1.5        Form of Underwriting Agreement (Preferred Securities)+
   3.1        Certificate of Amendment and Restated Articles of Incorporation of Southern
              California Edison Company, effective June 1, 1993 (File No. 1-2313, Form 10-K for the year ended December 31, 1993)*
   3.2        Certificate of Correction of Restated Articles of Incorporation of Southern
              California Edison Company, effective August 21, 1997 (File No. 1-2313, Form 10-Q for the quarter ended September 30, 1997)*
   3.3        Certificate of Amendment to the Restated Articles of Incorporation of Southern
              California Edison Company, effective January 12, 2005 (File No. 1-2313, Form 8-K filed January 15, 2005)*
   3.4        Amended Bylaws of Southern California Edison Company, effective May 20, 2004 (File
              No. 1-2313, Form 8-K dated May 20, 2004)*
   3.5        Certificate of Trust of SCE Trust I (Registration No. 333-44778)*
   3.6        Certificate of Trust of SCE Trust II (Registration No. 333-44778)*
   3.7        Certificate of Trust of SCE Trust III (Registration No. 333-121192)*
   4.1        SCE First Mortgage Bond Trust Indenture, dated as of October 1, 1923 (Registration
              No. 2-1369)*
   4.2        Supplemental Indenture, dated as of March 1, 1927 (Registration No. 2-1369)*
   4.3        Third Supplemental Indenture, dated as of June 24, 1935 (Registration No. 2-1602)*
   4.4        Fourth Supplemental Indenture, dated as of September 1, 1935 (Registration No.
              2-4522)*
   4.5        Fifth Supplemental Indenture, dated as of August 15, 1939 (Registration No.
              2-4522)*
   4.6        Sixth Supplemental Indenture, dated as of September 1, 1940 (Registration No.
              2-4522)*
   4.7        Eighth Supplemental Indenture, dated as of August 15, 1948 (Registration No.
              2-7610)*
   4.8        Twenty-Fourth Supplemental Indenture, dated as of February 15, 1964 (Registration
              No. 2-22056)*
   4.9        Eighty-Eighth Supplemental Indenture, dated as of July 15 1992 (File No. 1-2313,
              Form 8-K dated July 22, 1992)*
   4.10       Form of New Supplemental Indenture+
   4.11       Form of First Mortgage Bond+
   4.12       Indenture for Senior Debt Securities (File No. 1-2313, Form 8-K dated January 28,
              1993)*
   4.13       Form of Senior Debt Security (included in Exhibit 4.12)*
   4.14       Form of Indenture for Subordinated Debt Securities (Registration No. 333-44778)*
   4.15       Form of Subordinated Debt Security (included in Exhibit 4.14)*
   4.16       Trust Agreement of SCE Trust I (Registration No. 333-44778)*
   4.17       Amendment to Trust Agreement of SCE Trust I (Registration No. 333-121192)*
   4.18       Trust Agreement of SCE Trust II (Registration No. 333-44778)*
   4.19       Amendment to Trust Agreement of SCE Trust II (Registration No. 333-121192)*
   4.20       Trust Agreement of SCE Trust III (Registration No. 333-121192)*

Page II-8

   4.21       Form of Amended and Restated Trust Agreement for each of SCE Trust I, SCE Trust II and SCE Trust III relating to subordinated debt securities (Registration
              No. 333-44778)*
   4.22       Form of Amended and Restated Trust Agreement for each of SCE Trust I, SCE Trust II and SCE Trust III relating to preferred stock (Registration No. 333-121192)*
   4.23       Form of Expense Agreement for each of SCE Trust I, SCE Trust II and SCE Trust III
              (included in Exhibits 4.19 and 4.20)*
   4.24       Form of Preferred Security (included in Exhibits 4.19 and 4.20)*
   4.25       Form of Guarantee Agreement relating to subordinated debt securities (Registration
              No. 333-44778)*
   4.26       Form of Guarantee Agreement relating to preferred stock (Registration No.
              333-121192)*
   5.1        Opinion of Barbara Mathews as to legality of the securities being registered
   5.2        Opinion of Richards, Layton & Finger, P.A. relating to SCE Trust I, SCE Trust II and SCE Trust III
   12.1       Statement regarding Computation of Ratios of Earnings to Fixed Charges and
              Preferred Stock Dividends
   12.2       Statement regarding Computation of Ratios of Earnings to Fixed Charges
   23.1       Consents of Stephen E. Pickett and Barbara Mathews
   23.2       Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
   23.3       Consent of PricewaterhouseCoopers LLP
   24.1       Power of Attorney as to Southern California Edison Company (Registration No.
              333-121192)*
   24.2       Certified Copy of Resolution of Board of Directors Authorizing Signature
              (Registration No. 333-121192)*
   25.1       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture (First Mortgage
              Bonds).
   25.2       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture (Senior Debt
              Securities).
   25.3       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Trustee under the Indenture
              (Subordinated Debt Securities).
   25.4       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Property Trustee--SCE Trust I
   25.5       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Property Trustee--SCE Trust II
   25.6       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Property Trustee--SCE Trust III
   25.7       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Guarantee Trustee--SCE Trust I
   25.8       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Guarantee Trustee--SCE Trust II
   25.9       Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of JPMorgan Chase Bank, N.A., as Guarantee Trustee--SCE Trust III
------------------

+ To be filed by amendment or by incorporation by reference of a Current Report on Form 8-K in connection with the offering of the securities.

* Incorporated by reference pursuant to Rule 411.

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